UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 18, 2006

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2006, the Board of Directors of General Maritime Corporation (the “Company”), on the recommendation of its Compensation Committee, approved grants of restricted shares of the Company’s common stock to the Company’s senior executive officers as performance compensation for 2006. Peter C. Georgiopoulos, Chairman of the Board, President and Chief Executive Officer of the Company, was granted 150,000 shares of restricted stock, with restrictions on all such shares to lapse on November 15, 2016. Restrictions on Mr. Georgiopoulos’ stock will also lapse in full upon his death or disability or a change of control (as defined in the Company’s 2001 Stock Incentive Plan, as amended and restated) and will lapse on a monthly straight-line basis if Mr. Georgiopoulos is dismissed without cause or resigns for good reason. John P. Tavlarios, a Director of the Company, and Chief Executive Officer of the Company’s tanker operating subsidiary, General Maritime Management LLC (the “Management Company”), was granted 30,000 shares of restricted stock. Jeffrey D. Pribor, Chief Financial Officer of the Company was granted 20,000 shares of restricted stock. John C. Georgiopoulos, Chief Administrative Officer of the Company was granted 10,000 shares of restricted stock. Peter S. Bell, Senior Vice President and Head of the Commercial Department of the Management Company, and Milton H. Gonzales, Jr., Vice President of Technical Operations of the Company were granted 10,000 and 7,500 shares of restricted stock, respectively. The restrictions applicable to the shares granted to Messrs. Tavlarios, Pribor, John Georgiopoulos, and Bell will lapse ratably in 20% increments on the first five anniversaries of November 15, 2006. The restrictions applicable to the shares granted to Mr. Gonzales will lapse ratably in 25% increments on the first four anniversaries of November 15, 2006. The restrictions applicable to the shares granted to these executives  also will lapse in full upon a change of control. In addition, to the extent that such restrictions were scheduled to have lapsed during the one-year period following the executive’s termination of employment due to death or disability, they will lapse immediately prior to any such termination.

In addition to the foregoing restricted stock grants, the Company’s Board of Directors approved salary increases effective as of January 1, 2007 for certain senior executive officers. The Board approved a salary increase for Mr. Bell of $40,000 for a total annual salary in 2007 of $350,000 and for Mr. Gonzales of $40,000 for total annual salary in 2007 of $250,000. Also, as performance-based cash compensation for 2006, Messrs. Tavlarios, Pribor, John Georgiopoulos, Bell and Gonzales received $1,200,000, $700,000, $500,000, $500,000 and $325,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENERAL MARITIME CORPORATION
            (Registrant)

            By: /s/ John C. Georgiopoulos
            Name: John C. Georgiopoulos
            Title:   Chief Administrative Officer

Date: December 18, 2006

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